UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-1142292
(State of incorporation or organization)	(I.R.S. Employer
Identification Number)

17140 Bernardo Center Drive, Suite 222	92128
San Diego, California	(Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137376
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Series A Cumulative Redeemable Preferred	The New York Stock Exchange
Stock, par value $0.01 per share[1]
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

[1]	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.3
EXHIBIT 4.1

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the 7.375% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, to be registered hereunder is contained in the section entitled “Description of Preferred Stock” of the Prospectus included in the Registrant’s Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 15, 2006 (File No. 333-137376), which was effective upon filing with the Commission, and as supplemented and, in certain cases, amended by the information in the section entitled “Description of Series A Preferred Stock” of the Prospectus Supplement dated January 10, 2007 and filed with the Commission on January 11, 2007, pursuant to Rule 424(b) of the Securities Act. Such description, as so amended and supplemented, is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
3.1(1)	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.

3.2(1)	Amended and Restated Bylaws of BioMed Realty Trust, Inc.

3.3(2)	Articles Supplementary Classifying BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.

4.1(2)	Form of Certificate for BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.

(2)	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 17, 2007	BIOMED REALTY TRUST, INC.

	By:	/s/ KENT GRIFFIN

	Name:	Kent Griffin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
3.1(1)	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.

3.2(1)	Amended and Restated Bylaws of BioMed Realty Trust, Inc.

3.3(2)	Articles Supplementary Classifying BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.

4.1(2)	Form of Certificate for BioMed Realty Trust, Inc.’s 7.375% Series A Cumulative Redeemable Preferred Stock.

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.

(2)	Filed herewith.